UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2024

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 Science Park Road

San Diego, California 92121

(858) 333-7830

(Registrant’s address of principal executive offices

and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	OMIC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2024, Singular Genomics Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Singular Genomics Parent, LLC, a Delaware limited liability company (“Parent”), and Saturn Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are newly formed entities formed by Deerfield Private Design Fund IV, L.P. (“Deerfield”), a Delaware limited partnership, an investment fund managed by Deerfield Management Company, L.P. and a shareholder of the Company. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s Board of Directors (the “Board”), following the unanimous recommendation of a special committee of the Board, composed entirely of independent and disinterested members of the Board. Capitalized terms not otherwise defined herein have the meaning set forth in the Merger Agreement.

Under the terms of the Merger Agreement and subject to the conditions set forth therein, at the Effective Time of the Merger, each share of common stock, par value $0.0001 per share, of the Company (“Company Common Shares”), and together with the Company’s Series A Common Stock Equivalent Convertible Preferred Stock, par value $0.0001 per share, all of which are held by Deerfield (the “Company Preferred Shares” and together with the Company Common Shares, the “Company Shares”) issued and outstanding as of immediately prior to the Effective Time, other than the Excluded Shares (as defined below) will be cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to $20.00, net of applicable withholding taxes and without interest thereon (the “Merger Consideration”). Notwithstanding the foregoing, the following Company Shares will not be cancelled or automatically converted into the right to receive the Merger Consideration: (i) Company Common Shares held by stockholders who have validly exercised their appraisal rights under the General Corporation Law of the State of Delaware; (ii) Company Shares held by Deerfield and any additional stockholders that enter into a contribution and exchange agreement (“Rollover Agreement”) to have their Company Shares converted into shares of Parent; (iii) Company Shares held in the treasury of the Company; and (iv) shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub) (collectively, the “Excluded Shares”). Prior to the closing of the Merger, Parent will enter into a Rollover Agreement with Deerfield. The Merger Agreement also permits Parent to enter into Rollover Agreements with additional Company stockholders and holders of Company RSUs or Company Options prior to the closing of the Merger.

Company stock options that are vested immediately prior to the Effective Time or become vested as of the Effective Time in connection with the Merger (each a “Vested Option”) will be cancelled at the Effective Time and converted into the right to receive an amount in cash determined by multiplying (i) the excess, if any, of the Common Merger Consideration over the applicable exercise price of such Vested Option by (ii) the number of Company Shares subject to such Vested Option (less all applicable deductions and withholdings). Company stock options that are not Vested Options will be cancelled and forfeited without consideration. Company restricted stock units that are (i) unvested and outstanding immediately prior to the Effective Time (each an “Unvested Company RSU”) or vested but unsettled immediately prior to the Effective Time (each a “Vested Company RSU”) and (ii) are held by certain Singular employees identified by Parent at least five days prior to the Effective Time (each, a “Designated Continuing Employee”) will be converted into a restricted stock unit (an “Assumed RSU”) and settled in Class B Units of Parent (“Parent Class B Units”), on the same terms and conditions (except with respect to the employment terms applicable to the holders of Designated Continuing Employee Vested RSUs with the Surviving Corporation), including applicable vesting requirements, as applied to each such Designated Continuing Employee Vested RSU immediately prior to the Effective Time, except that the number of Parent Class B Units underlying such Assumed RSU will equal 20. Vested Company RSUs held by persons who are not Designated Continuing Employees (each, an “Other Vested RSU”) will be cancelled at the Effective Time and converted into the right to receive an amount in cash equal to (i) the Common Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such Other Vested RSU (less all applicable deductions and withholdings). Unvested Company RSUs that are held by persons who are not Designated Continuing Employees (each, an “Other Unvested RSU”) will be cancelled and forfeited without consideration. Notwithstanding the foregoing, to the extent any Company employee who participates in the Company’s Executive Severance Plan is not a Designated Continuing Employee, the equity awards held by such individual as of the Effective Time will, subject to the terms of the Executive Severance Plan and any supplementary agreements between such individual and the Company, be treated in manner set forth in the Executive Severance Plan and any supplementary agreements between such individual and the Company.

Parent has secured committed debt financing from Deerfield, which is subject to customary terms and conditions, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses.

The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, without limitation, the affirmative vote of the holders of a majority of the voting power of the outstanding Company Common Shares entitled to vote on the adoption of the Merger Agreement and the absence of governmental orders that has the effect of preventing, enjoining, prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement, including the Merger. The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its Subsidiaries prior to the Effective Time. The Company is also subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding alternative acquisition proposals, with customary exceptions for Superior Proposals.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $1,520,246 if the Merger Agreement is terminated by the Company. Such circumstances include where the Merger Agreement is terminated (i) in connection with the Company entering into an agreement for a Superior Proposal, or (ii) due to the Company Board’s change or withdrawal of its recommendation in favor of the Merger. Additionally, the Company is obligated to pay the termination fee if (i)(A) either party terminates the Merger Agreement because the Merger has not been consummated by the Outside Date (as defined below), or (B) Parent terminates due to an inaccuracy in the Company’s representations or warranties, or a breach by the Company of its covenants, in either case such that, if continuing to occur at the Effective Time, the related closing conditions would not be met, (ii) an Acquisition Proposal by a Third Party to acquire at least 50% of the Company’s stock or assets has been publicly announced and that is not withdrawn prior to such termination, (iii) either party terminates because the Requisite Company Vote shall not have been obtained at the Stockholders Meeting, or (iv) the Company enters into a definitive agreement for, or consummates, an Acquisition Proposal by a Third Party to acquire at least 50% of the Company’s stock or assets within one year of termination. The Merger Agreement requires the Company to convene a special meeting of stockholders for purposes of obtaining approval of the adoption of the Merger Agreement and to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to such meeting.

The aggregate monetary liability of the Parent (including damages for Willful and Material Breach or fraud relating to the Merger Agreement shall be no more than $2,533,744 (the “Damages Cap”). The Merger Agreement also provides that the parties are entitled to specific performance, subject to the terms and conditions of the Merger Agreement.

In addition to the foregoing termination rights, and subject to certain limitations, each of the Company and Parent may terminate the Merger Agreement if the Merger is not consummated on or before April 22, 2025 (the “Outside Date”). The right to terminate the Merger Agreement at the Outside Date will not be available to any party whose failure to fulfill any obligation or perform any covenant under the Merger Agreement has been the substantial or primary cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date.

The Support Agreements

In addition, on December 22, 2024, concurrently with the execution and delivery of the Merger Agreement, the Company and each of Andrew Spaventa, Eli Glezer, Dalen Meeter, Mike Pellini, and David Barker, who beneficially own approximately 8.4%, 6.7%, 0.8%, 0.7%, and 1.6%, respectively, of the voting power of the Company’s outstanding capital stock, (collectively, the “Support Stockholders”), entered into Voting and Support Agreements (each, a “Support Agreement”) with respect to the Company Common Shares such Support Stockholder owns (the “Owned Shares”). Under each Support Agreement, the Support Stockholders agreed, among other things and on the terms set forth therein, to vote their respective Owned Shares in favor of the approval of the adoption of the Merger Agreement and approval of the transactions contemplated by the Merger Agreement, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement.

The Support Agreements will automatically terminate upon (i) the Effective Time, (ii) the valid termination of the Merger Agreement or (iii) the mutual written agreement of the Company and such Support Stockholder.

Limited Guarantee

In connection with the execution of the Merger Agreement, Parent and Merger Sub delivered on December 22, 2024 to the Company a limited guarantee (the “Limited Guarantee”), pursuant to which Deerfield has agreed to guarantee the obligation to pay any monetary damages, enforcement costs, and expense reimbursement obligations payable by Parent or Merger Sub under the Merger Agreement, subject to an aggregate cap equal to the Damages Cap and subject to the other terms and conditions of the Merger Agreement and the Limited Guarantee.

The Merger Agreement, the Support Agreement and the Limited Guarantee have been included as exhibits hereto to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, Parent or the stockholders party to the Support Agreements. The representations, warranties and covenants contained in the Merger Agreement, Support Agreement and Limited Guarantee have been made solely for purposes of the Merger Agreement, Support

Agreement and the Limited Guarantee as of specific dates therein, were solely for the benefit of the parties to the Merger Agreement, the Support Agreement and the Limited Guarantee, may be subject to limitations agreed upon by the contracting parties, including being qualified by information included in the filings with the SEC and confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement, the Support Agreement and the Limited Guarantee instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. Investors are not third-party beneficiaries under the Merger Agreement, the Support Agreement or the Limited Guarantee and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information regarding the subject matter of representations and warranties may change after the date of the Merger Agreement, the Support Agreement and the Limited Guarantee, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing descriptions of the Merger Agreement, the Support Agreement and the Limited Guarantee and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, the Support Agreement and the Limited Guarantee. Copies of the Merger Agreement, the Support Agreement and the Limited Guarantee are attached hereto as Exhibit 2.1, 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 8.01	Other Events.

On December 23, 2024, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 22, 2024, by and among Singular Genomics Systems, Inc., Singular Genomics Parent, LLC and Saturn Merger Sub, Inc.

10.1	Form of Voting and Support Agreement.

10.2	Limited Guarantee, dated as of December 22, 2024, by and between Deerfield Private Design Fund IV, L.P., and Singular Genomics Systems, Inc.

99.1	Press Release, dated December 23, 2024, issued by the Company.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each stockholder entitled to vote at the special meeting relating to the Merger. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or the Company’s website (https://investors.singulargenomics.com) or by writing to the Company’s Secretary at 3010 Science Park Road, San Diego, California, 92121.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s Common Stock is set forth in the proxy statement on Schedule 14A filed with the SEC on April 18, 2024. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

Cautionary Statement Regarding Forward-Looking Statements

All of the statements in this Current Report on Form 8-K, other than statements or characterizations of historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Merger. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the Merger may not be consummated in a timely manner, if at all; (ii) the risk that the Merger may not be consummated as a result of Parent’s failure to comply with its covenants and that the Company is not entitled to a termination fee; (iii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) risks regarding the failure of Parent to obtain the necessary debt financing to complete the Merger; (vi) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vii) risks related to obtaining any requisite consents to the Merger. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are described in the Company’s SEC reports, including but not limited to the risks described in the Company’s most recent Annual Report on Form 10-K. The Company assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Singular Genomics Systems, Inc.

Dated: December 23, 2024	By:	/s/ Eric Stier
Eric Stier Senior Vice President, General Counsel & Secretary